Exhibit 1
JOINT FILING AGREEMENT
          By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the shares of Common Stock, par value $0.001 per share, of NetScout Systems, Inc. is being filed on behalf of each of us.

DATED: November 9, 2007
SILVER LAKE PARTNERS, L.P.

	By:	Silver Lake Technology Associates, L.L.C.
its General Partner

	By:	Silver Lake Group, L.L.C.
its Managing Member

	By:	/s/ Dave Roux
	Name:	Dave Roux
	Title:	Managing Director

SILVER LAKE INVESTORS, L.P.

	By:	Silver Lake Technology Associates, L.L.C.
its General Partner

	By:	Silver Lake Group, L.L.C.
its Managing Member

	By:	/s/ Dave Roux
	Name:	Dave Roux
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

	By:	Silver Lake Technology Management, L.L.C.
its Manager

	By:	/s/ Dave Roux
	Name:	Dave Roux
	Title:	Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.

	By:	Silver Lake Group, L.L.C.
its Managing Member

	By:	/s/ Dave Roux
	Name:	Dave Roux
	Title:	Managing Director

SILVER LAKE GROUP, L.L.C.

By:	/s/ Dave Roux
Name:	Dave Roux
Title:	Managing Director

SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C.

By:	/s/ Dave Roux
Name:	Dave Roux
Title:	Managing Director